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                          DOBSON COMMUNICATIONS CORPORATION
                            13439 NORTH BROADWAY EXTENSION
                            OKLAHOMA CITY, OKLAHOMA  73114



                                    March 4, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                                       Re:  Unfiled Debt Instruments

Ladies and Gentlemen:

          Dobson Communications Corporation (the "Company") is a party to certain long-term debt instruments which authorize borrowings by the Company in amounts that do not exceed 10% of the total assets of the Company and its consolidated subsidiaries. The Company has not filed, and may not file in the future, such debt instruments as exhibits to its reports under the Securities Exchange Act of 1934 or registration statements under the Securities Act of 1933. Pursuant to Item 601(4)(iii)(A) of Regulation S-K, the Company hereby agrees to furnish the Commission a copy of any such unfiled debt instruments upon request.

                                             Very truly yours,


                                             BRUCE R. KNOOIHUIZEN
                                             Bruce R. Knooihuizen
                                             Vice President and
                                             Chief Financial Officer